EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 7, 2004 accompanying the consolidated financial statements of International Microcomputer Software, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended June 30, 2004, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
San Francisco, CA
April 6, 2005

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